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As filed with the Securities and Exchange Commission on May 26, 2004

Registration No. 333-15251

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BIOTRANSPLANT INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	04-3119555 (I.R.S. Employer Identification No.)
c/o Verdolino & Lowey P.C. 124 Washington Street Suite 101 Foxborough, MA 02035 (Address of Principal Executive Offices)	02155 (Zip Code)
Amended 1991 Stock Option Plan (Full Title of the Plan)

Copies to:
Keith Lowey Verdolino & Lowey P.C. 124 Washington Street Suite 101 Foxborough, MA 02035 Telephone: (508) 543-1720	Steven Singer, Esq. Hale and Dorr LLP 60 State Street Boston, Massachusetts 02109 Telephone: (617) 526-6000

Explanatory Note

        On October 31, 1996, BioTransplant Incorporated ("BioTransplant") filed a registration statement on Form S-8 (File No. 33-15251) registering 727,226 shares of BioTransplant common stock, $.01 par value per share (the "Common Stock"), issued upon the exercise of options granted pursuant to the Amended 1991 Stock Option Plan. This registration statement was declared effective on October 31, 1996.

        On February 27, 2003, BioTransplant and its subsidiary, Eligix, Inc., filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the District of Massachusetts (the "Bankruptcy Court"). On April 13, 2004, the Bankruptcy Court entered an order confirming the Chapter 11 liquidating plan (the "Plan"). The effective date of the Plan (the "Effective Date") occurred on April 26, 2004. In accordance with the Plan, as of the Effective Date, all outstanding shares of Common Stock were cancelled.

        This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 is being filed solely to remove from registration any shares of Common Stock which remain unsold under such Registration Statement as of the date of the Post-Effective Amendment No. 1.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this post-effective amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foxborough, Commonwealth of Massachusetts on the 24th day of May, 2004.

BIOTRANSPLANT INCORPORATED
By:
/s/ KEITH LOWEY Keith Lowey Trustee*
*
Duly authorized under Section 5 of the Chapter 11 Plan of the Registrant confirmed by Order of the United States Bankruptcy Court for the District of Massachusetts (Chapter 11 Case No. 03-11585) entered April 14, 2004.

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Explanatory Note
SIGNATURES